February 5, 2010

Top Favour Limited
P.O. Box 957
Offshore Incorporations Centre
Road Town, Tortola
British Virgin Islands

Re:  Share Exchange - Top Favour Limited and Ableauctions.com, Inc.

Dear Sir/Madam:

We are a firm of lawyers qualified to practice and practicing in the People’s Republic of China (the “PRC”).  We have acted as Chinese Legal Counsel to Top Favour Limited, a company incorporated under the laws of British Virgin Islands (“Top Favour”) and its affiliates, Pingdingshan Hongyuan Energy Science and Technology Development Co., Ltd., a wholly foreign owned enterprise incorporated under the laws of PRC (“Hongyuan”); Henan Province Pingdingshan Hongli Coal & Coke Co., Ltd., a company incorporated under the laws of PRC (“Hongli”); Hongli’s branch doing business as Henan Province Pingdingshan Hongli Coal & Coke Co., Ltd. Baofeng Coking Factory (“Baofeng Coking”); Baofeng Hongchang Coal Co., Ltd., a company incorporated under the laws of PRC (“Hongchang Coal”); and Baofeng Hongguang Environment Protection Electricity Generating Co., Ltd., a company incorporated under the laws of PRC (“Hongguang Power”) (Baofeng Coking, Hongchang Coal and Hongguang are collectively referred to as the “Hongli Companies”).  We have been requested by Top Favour to render an opinion with respect to the share exchange by and among Top Favour, the shareholders of Top Favour (“Top Favour Shareholders”), Ableauctions.com, Inc., a Florida corporation (“AAC”), and certain principal shareholders of AAC, under a certain share exchange agreement dated July 17, 2009, as amended (“Exchange Agreement”).

For the purpose of giving this opinion, we have examined the following documents (the “Documents”):

(a)	the Exchange Agreement, as amended;

(b)	Instruments of transfer executed by the holders of capital stock of Top Favour, assigning the capital stock of Top Favour to AAC;

(c)	Copies of the Articles of Association of the Top Favour, Hongyuan, Hongli, Hongchang Coal, and Honguang Power;

(d)	Consulting Services Agreement between the Hongyuan and Hongli dated March 18, 2009 (“Consulting Agreement”);

(e)	Equity Pledge Agreement by and among the Hongyuan as pledgee, and Hongli, Baofeng Coking, Hongguang Power and Hongchang Coal as pledgees, dated March 18, 2009 (“Equity Pledge Agreement”);

(f)	Operating Agreement by and among the Hongyuan, Hongli, Baofeng Coking, Hongguang Power and Hongchang Coal, and certain shareholders of these entities dated March 18, 2009 (“Operating Agreement”);

(g)
Option Agreement between the Hongyuan (as option holder), and Hongli, Baofeng Coking, Hongchang Coal and Hongguang Power, and certain shareholders of these entities dated March 18, 2009 (“Option Agreement”); and

(h)	Voting Rights Proxy Agreement between the Hongyuan, Hongli and its shareholders, Baofeng Coking, Hongchang Coal and Hongguang Power dated March 18, 2009 (“Proxy Agreement”).

In addition, we have reviewed such other Documents and made such enquiries as to questions of law as we have deemed necessary in order to render the opinion set forth below.

A company search conducted in the Companies Registry of PRC is limited with respect to the information it produces. Further, a company search does not determine conclusively whether or not an order has been made or a resolution has been passed for the winding up of a company or for the appointment of a liquidator or other person to control the assets of a company, as notice of such matters might not be filed immediately and, once filed, might not appear immediately on a company’s public file. Moreover, a company search carried out in PRC is unlikely to reveal any information as to any such procedure initiated by the Company in any other jurisdiction.

For the purpose of this opinion we have assumed:

(a)	the genuineness of all signatures and seals, the conformity to originals of all documents purporting to be copies of originals and the authenticity of the originals of such documents;

(b)	all the obligations under the Documents of each party to it other than Top Favour, Hongli and the Hongli Companies are legal, valid and binding on that party in accordance with its terms;

(c)
the due compliance with all matters (including, without limitation, the obtaining of necessary consents, licenses and approvals, and the making of necessary fillings and registrations) required under any laws other than the laws of PRC and compliance with the provisions of such laws as are applicable to the Documents and the parties thereto and the legality, validity and enforceability of the Documents under such laws;

(d)
that such of the documents as contain resolutions of directors and members, respectively, or extracts of minutes of meetings of the directors and meetings of the members, respectively accurately and genuinely represent proceedings of meetings of the directors and of meetings of members, respectively, of which adequate notice was either given or waived, and any necessary quorum present throughout;

(e)	the accuracy and completeness of all factual representations (if any) made in the Documents;

(f)	that insofar as any obligation under the Documents is to be performed in any jurisdiction outside PRC its performance will not be illegal or unenforceable by virtue of the law of that jurisdiction;

(g)
that the information disclosed by the company searches referred to above is accurate and complete as at the time of this opinion and conforms to records maintained by the Company and that, in the case of the company search, the search did not fail to disclose any information which had been filed with or delivered to the Companies Registry but had not been processed at the time when the search was conducted; and

(h)	that there has been no change in the information contained in the latest records under Company Registry of the Company made up to the issuance of this opinion.

We have made no investigation regarding, and express no opinion in relation to, the laws of any country or territory other than PRC. This opinion is limited to and is given on the basis of the current law and practice in the PRC and is to be construed in accordance with, and is governed by, the laws of PRC.

Based upon and subject to the foregoing and further subject to the qualifications set forth below, we are of the opinion that as at the date hereof:

1.           Top Favour Limited (“Top Favour”) is an international business company that exists in good standing under the laws of the British Virgin Islands, and Jianhua Lv is the sole director of Top Favour.

2.           Top Favour has a total of ten thousand (10,000) ordinary shares of capital stock authorized, issued and outstanding, it has no other securities issued and outstanding, and it has issued no rights, nor does it have any obligations or agreements to issue, any shares of its capital stock or securities to any person.

3.           Pingdingshan Hongyuan Energy Science and Technology Development Co., Ltd. (“Hongyuan”) is a corporation existing in good standing under the laws of the PRC, under registration number 410400400014160, and its registered address is at: West Renmin Road, Chengguan Town, Baofeng Town, Pingdingshan City, Henan Province, China.  The registered capital of Hongyuan has been fully paid.

4.           Henan Province Pingdingshan Hongli Coal & Coke Co., Ltd. (“Hongli”) is a corporation existing in good standing under the laws of PRC, under registration number 410400100002773, and its registered address is at: the intersection between Kuanggong Road and Tiyu Road (10th floor, Chengshi Xin Yong She, Tiyu Road), Xinhua District, Pingdingshan City, China).  The registered capital of Hongli has been fully paid.

5.           Baofeng Hongchang Coal Co., Ltd. (“Hongchang Coal”) is a corporation existing in good standing under the laws of PRC, under registration number 410421100002678, and its registered address at: Zhaozhuang Village, Daying Town, Baofeng County, China. The registered capital of Hongchang Coal has been fully paid.

6.           Baofeng Hongguang Environment Protection Electricity Generating Co., Ltd. (“Hongguang Power”) is a corporation exiting in good standing under the laws of PRC, under registration number of 4104212000252 and its registered address at:

Hanzhuang Village, Daying Town, Baofeng County, Pingdingshan, Henan Province, China.  The registered capital of Hongguang Power has been fully paid.

7.            Top Favour owns 100% of the equity of Hongli, and Hongli is a wholly foreign owned enterprise.

8.            Hongli owns 100% of the equity of Hongchang Coal.

9.            Hongli owns 100% of the equity of Honguang Power.

10.          Baofeng Coking is a branch operation of Hongli.

11.          The Consulting Services Agreement, Operating Agreement, Equity Pledge Agreement, Option Agreement and Proxy Agreement (collectively, the “Control Agreements”), to which Hongyuan, Hongli, the Hongli Companies, and certain shareholders of the foregoing are parties, are each legally valid and binding obligations of the respective parties.

12.           The Control Agreements do not violate the law, regulations or policies of the PRC central government, or the PRC provincial laws, regulations or policies that apply to Hongyuan, Hongli or the Hongli Companies.

13.           To our knowledge, Hongli and the Hongli Companies have all business licenses issued by PRC government authorities that are necessary to conduct business as presently conducted.

14.           Hongli and the Hongli Companies each have the requisite corporate power to own, lease and operate its properties and to conduct its business.

15.           No authorization, approval, consent, filing or other order of any PRC governmental body, regulatory agency, self-regulatory organization or stock exchange or market, court or, any third party, is required to be obtained by Hongyuan, Hongli or the Hongli Companies in order to consummate the transactions under the Exchange Agreement, or for the exercise of any rights and remedies under the Exchange Agreement.

16.           On the closing date of the Exchange Agreement, the Top Favour Shareholders effectively transferred 10,000 ordinary shares representing 100% of the issued and outstanding capital stock of Top Favour, to AAC, and as a result immediately thereafter AAC owns 100% of Top Favour.

17.           The execution, delivery and performance of the Exchange Agreement by Top Favour and the Top Favour Shareholders, and the consummation of the transactions contemplated thereby (a) do not and will not result in a violation of, or constitute a default under (i) each of the organization or governing documents of Hongyuan, Hongli, Hongchang Coal or Hongguang Power (ii) any other agreement, note, lease, mortgage, deed or other instrument to which any of Hongyuan, Hongli or the Hongli Companies are a party or by which any of such companies are bound or affected or (iii) any applicable law, rule or regulation of the PRC, and (b) do not and will not result in or require the creation of any lien, security interest or other charge or encumbrance upon or with respect to the respective properties under the organization or governing documents of Hongyuan, Hongli or the Hongli Companies.

18.           The Exchange Agreement constitutes a binding obligation of each of the Top Favour Shareholders, and the rights and obligations of Top Favour Shareholders thereunder are enforceable and valid under the laws of China.

     The opinions expressed above are based on documents furnished by Hongli and the Hongli Companies, and our interpretation of applicable Chinese laws and regulations which in our experience are applicable. We note, however, that the laws and the regulations in China have been subject to substantial and frequent revision in recent years.  We cannot assure that any future interpretations of Chinese laws and regulations by relevant authorities, administrative pronouncements, or court decisions, or future positions taken by these authorities would not adversely impact or affect the opinions set forth in this letter. This opinion letter has been prepared solely for your use of reference and may not be quoted in whole or in part or otherwise referred to in any documents, or disclosed to any third party, or filed with or furnished to any governmental agency, or other party without the express prior written consent of this firm.

Sincerely yours,
AllBright Law Offices

/s/ Steve Zhu
Attorney at Law/Senior Partner